                                                           EXHIBIT NO. EX-99.j.1
                      Consent of Independent Auditors

We  consent  to the  references  to our  firm  under  the  caption  "Independent
Auditors" in the Statement of Additional Information and to the inclusion of our report dated  November 13, 2000 in the  Registration  Statement  (Form N-1A) and
related Prospectus and Statement of Additional  Information of the J&B Funds
filed  with  the  Securities  and  Exchange  Commission  in  this  Pre-Effective
Amendment No. 2 under the Securities Act of 1933  (Registration  No.  333-43554)
and  Post-Effective  Amendment  No. 2 under the  Investment  Company Act of 1940
(Registration No. 811-10039).

                                                      /s/ Ernst & Young LLP
                                                      Ernst & Young LLP

Kansas City, Missouri
December 14, 2000